Exhibit (a)(5)(I)

News Release

April 26, 2012

Completion of the subsequent offering period to acquire ZOLL Medical Corporation

Asahi Kasei Corp. (headquarters: Chiyoda Ward, Tokyo; President: Taketsugu Fujiwara) completed the Subsequent Offering Period1 (from April 23, 2012, to 24:00 on April 25, 2012, US Eastern time) through a US subsidiary (hereinafter: SPC) for shareholders of ZOLL Medical Corp. (headquarters: Massachusetts, USA; CEO: Richard A. Packer), a US manufacturer of critical care devices, who did not tender their shares during a tender offer (from March 26, 2012, to 24:00 on April 20, 2012, US Eastern time) for all of the outstanding common shares of ZOLL Medical for US$93 per share (hereinafter: Tender Offer).

As of the expiration of the Subsequent Offering Period at 24:00 on April 25, 2012, US Eastern time, 20,745,382 common shares of ZOLL Medical were tendered, representing approximately 93.05% of the total number outstanding shares, including shares tendered during the initial tender offer period.

On April 26, 2012 (US Eastern time), in accordance with relevant provisions of the Massachusetts Business Corporation Act, SPC plans to implement a Short Form Merger (a merger procedure that does not require a general meeting of shareholders), with ZOLL Medical as the surviving company. As part of this process, shares of ZOLL Medical that were not tendered in the Tender Offer (with the exception of those held by ZOLL Medical, Asahi Kasei, SPC, or any other direct or indirect subsidiary thereof, and those held by shareholders who exercise appraisal rights under Massachusetts law) will be cancelled and converted into the right to receive US$93 per share in cash, the same amount as the purchase price in the Tender Offer.

As a result of this merger, ZOLL Medical’s stock will cease to be traded on the NASDAQ market and ZOLL Medical will no longer have reporting obligations under the Securities Exchange Act of 1934. After the merger, ZOLL Medical will be a wholly owned consolidated subsidiary of Asahi Kasei, and will continue to be managed by ZOLL Medical’s current management team.

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Subsequent Offering Period: This is a system to establish an extra period that provides shareholders who did not tender their shares before the end of the initial tender offer period another opportunity to do so after the end of the initial tender offer period.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This press release contains certain statements that are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended. Asahi Kasei and ZOLL have identified some of these forward-looking statements with words like “believe,” “may,” “could,” “would,” “might,” “possible,” “will,” “should,” “expect,” “intend,” “plan,” “anticipate,” or “continue,” the negative of these words, other terms of similar meaning or the use of future dates. Forward-looking statements in this release include without limitation statements regarding Asahi Kasei’s operation of the ZOLL business following completion of the transaction, and statements regarding the future operation, direction and success of ZOLL’s business. Such statements are qualified by the inherent risks and uncertainties surrounding future expectations generally, and actual results could differ materially from those currently anticipated due to a number of risks and uncertainties. Risks and uncertainties that could cause results to differ from expectations include: 1) the effects of disruption caused by the transaction making it more difficult to maintain relationships with employees, customers, vendors and other business partners; 2) other business effects, including the effects of industry, economic or political conditions outside of the control of Asahi Kasei or ZOLL; 3) transaction costs; 4) actual or contingent liabilities; and 5) other risks and uncertainties discussed in ZOLL’s filings with the U.S. Securities and Exchange Commission, including the “Risk Factors” sections of ZOLL’s most recent annual report on Form 10-K and subsequent quarterly report on Form 10-Q, as well as the tender offer documents filed by Asahi Kasei and Asclepius Subsidiary Corporation, an indirect wholly owned subsidiary of Asahi Kasei, and the Solicitation/Recommendation Statement filed by ZOLL. Neither Asahi Kasei nor ZOLL undertakes any obligation to update any forward-looking statements as a result of new information, future developments or otherwise, except as expressly required by law. All forward looking statements in this announcement are qualified in their entirety by this cautionary statement.

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